EXHIBIT 99.1

For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882

Brady Corporation Reports Fiscal 2014 Fourth Quarter Results and Impairment Charges, and Announces Executive Appointments

•	Fourth quarter organic revenue growth was 1.1 percent, with 0.9 percent organic growth in Workplace Safety and 1.2 percent organic growth in Identification Solutions.

•
Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.41 during the fourth quarter ended July 31, 2014 compared to $0.55 in the same quarter of the prior year.

•	GAAP earnings from continuing operations were impacted by the impairment charges of $148.6 million primarily due to the write down of intangible assets in the Company’s PeopleID reporting unit.

•	On August 1, 2014, Brady completed the final phase of the divestiture of the die-cut business.

•	Fiscal 2015 Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* guidance is initiated at a range from $1.50 to $1.70.

•	Thomas J. Felmer has been appointed Senior Vice President and President of Brady’s Workplace Safety business. Aaron J. Pearce replaces Felmer as Senior Vice President and Chief Financial Officer.

MILWAUKEE (September 11, 2014)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for the fiscal 2014 fourth quarter ended July 31, 2014.

Quarter Ended July 31, 2014 Financial Results:
Sales from continuing operations for the quarter ended July 31, 2014 increased 2.0 percent to $316.7 million compared to the fourth quarter of fiscal 2013. Total organic sales increased 1.1 percent. By segment, organic sales were up 1.2 percent in Identification Solutions and 0.9 percent in Workplace Safety.
During the fourth quarter ended July 31, 2014, the Company recorded an impairment charge of $148.6 million primarily related to the write down of intangible assets in the Company’s PeopleID reporting unit. This reporting unit includes the December 2012 acquisition of Precision Dynamics Corporation (“PDC”), which primarily sells identification products into the healthcare industry. PDC’s organic sales declined low single digits for the fiscal year ended July 31, 2014 and are forecasted to grow at a slower pace than originally anticipated. This lack of historical sales growth and reduced forecasts for future sales growth are the main drivers for this impairment charge. In the fourth quarter of last year, the Company also incurred an impairment charge of $204.4 million related to the Company’s North American Workplace Safety reporting unit and its Asia reporting unit.
Net (loss) from continuing operations for the quarter ended July 31, 2014 was $(97.0) million compared to $(175.6) million in the same quarter last year. Non-GAAP net earnings from continuing operations* for the quarter ended July 31, 2014, were $21.0 million compared to $28.6 million in the same quarter last year.

Net (loss) from continuing operations per Class A Nonvoting Common Share was $(1.89) for the fourth quarter ended July 31, 2014 compared to $(3.40) in the same quarter last year. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.41 in the fourth quarter of fiscal 2014 and $0.55 per share in the fourth quarter of fiscal 2013.

Year Ended July 31, 2014 Financial Results:
Sales from continuing operations for the year ended July 31, 2014 were up 5.8 percent to $1.23 billion compared to $1.16 billion in fiscal 2013. Organic sales were up 0.2 percent. By segment, organic sales were up 2.9 percent in Identification Solutions and down 4.6 percent in Workplace Safety.
Net (loss) from continuing operations for the year ended July 31, 2014 was $(48.1) million compared to $(138.3) million for the year ended July 31, 2013. Non-GAAP net earnings from continuing operations* for the year ended July 31, 2014 were $79.5 million compared to $102.4 million for the year ended July 31, 2013.
Net (loss) from continuing operations per Class A Nonvoting Common Share was $(0.93) for the year ended July 31, 2014 compared to $(2.70) for the year ended July 31, 2013. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $1.53 for the year ended July 31, 2014 and $1.98 per share for the year ended July 31, 2013.

Commentary:
“We were encouraged by our revenue growth in the fourth quarter, which marks the second consecutive quarter of organic sales growth. This marks the first quarter of growth in our Workplace Safety business since fiscal 2012 as we continue to add new customers, increase revenues over the internet and realize returns from increased catalog advertising,” said Brady President and CEO J. Michael Nauman.
“Although we had organic sales growth, we were not pleased with our profitability performance as we continued to incur costs related to the consolidation of our facilities and have been experiencing challenges in terms of sales mix and pricing. Our overall facility consolidation efforts have been scaled back, and we will continue to execute the facility consolidation activities in a manner that will allow us to maintain the highest service levels and least disruptions to our customers while still achieving efficiency gains over the long run. We are focused on executing business fundamentals to drive organic sales growth while deemphasizing acquisitions at this time. We are increasing our investments in R&D to create sustainable processes for developing new innovative products that generate significant value for our customers. We will also focus on penetrating specific vertical markets in our Identification Solutions business in order to drive sales growth within our current industries including healthcare; food and beverage; chemical, oil and gas; and aerospace and mass transit, as well as expand our presence and product offering in selected markets in Asia. This accelerated investment in Identification Solutions will be evident in our fiscal 2015 financial results and is included in our guidance for next year,” said Nauman.
“Although our fourth quarter profitability and cash flow did not meet our expectations, we continue to have a strong balance sheet which strengthened during the quarter as we repaid an additional $32.7 million of debt,” said Brady’s Chief Financial Officer Aaron J. Pearce.

Fiscal 2015 Guidance:
The Company anticipates low single-digit organic sales growth in fiscal 2015, with organic sales growth in both the Identification Solutions and Workplace Safety businesses. Brady also expects earnings from continuing operations per diluted Class A Nonvoting Common Share of between $1.50 and $1.70, exclusive of restructuring charges and other non-routine charges. This guidance is based on current exchange rates, a full-year income tax rate in the mid-to-upper 20 percent range. We also anticipate approximately $15 million of restructuring charges in fiscal 2015 and capital expenditures of approximately $30 million in fiscal 2015 before returning to a more normalized level in fiscal 2016.

Executive Appointments:
Brady’s Board of Directors has appointed Thomas J. Felmer to serve as the Company’s Senior Vice President and President - Workplace Safety. Mr. Felmer most recently served as Senior Vice President and CFO. He joined Brady in 1989 and has held various Group President and general management positions across several Brady businesses in both the U.S. and Europe.
With Mr. Felmer’s appointment as President - Workplace Safety, the Board has appointed Aaron J. Pearce to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Pearce joined Brady in 2004 as Director of Internal Audit, and has held various financial leadership positions including Finance Director for the Company’s Asia Pacific Region; Global Tax Director; Vice President, Treasurer and Director of Investor Relations; and Vice President - Finance, with responsibility for finance support to the Company’s Workplace Safety and ID Solutions businesses, as well as financial planning and analysis.
 “Tom Felmer is a talented executive who has been with Brady for more than 25 years and I am pleased that he has accepted the role of President of Workplace Safety and that he will continue his excellent work leading the turnaround of this business unit,” said Brady President and CEO J. Michael Nauman. “Aaron Pearce brings a broad range of financial experience and intimate knowledge of Brady’s business to the role of CFO and I look forward to working with him in this capacity.”

A webcast regarding Brady’s fiscal 2014 fourth quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of August 1, 2014, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2014 sales were approximately $1.23 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

###
In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: Implementation of the Workplace Safety strategy; the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; future competition; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady's ability to retain significant contracts and customers; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; risks associated with obtaining governmental approvals and maintaining regulatory compliance; Brady's ability to develop and successfully market new products; risks associated with identifying, completing, and integrating acquisitions; risks associated with divestitures and businesses held for sale; risks associated with restructuring plans; environmental, health and safety compliance costs and liabilities; risk associated with loss of key talent; risk associated with product liability claims; technology changes and potential security violations to the Company's information technology systems; Brady's ability to maintain compliance with its debt covenants; increase in our level of debt; potential write-offs of Brady's substantial intangible assets; unforeseen tax consequences; risk, associated with our ownership structure; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady's U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2013.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended July 31,		Twelve Months Ended July 31,
	2014	2013	2014	2013
Net sales	$316,733	$310,592	$1,225,034	$1,157,792
Cost of products sold	162,672	152,722	615,470	548,444
Gross margin	154,061	157,870	609,564	609,348
Operating expenses:
Research and development	9,373	9,390	35,048	33,552
Selling, general and administrative	111,340	106,983	452,164	427,858
Restructuring charges	810	15,573	15,012	26,046
Impairment charges	148,551	204,448	148,551	204,448
Total operating expenses	270,074	336,394	650,775	691,904

Operating loss:	(116,013)	(178,524)	(41,211)	(82,556)

Other income and (expense):
Investment and other income	515	1,097	2,402	3,523
Interest expense	(3,523)	(3,887)	(14,300)	(16,641)

Loss from continuing operations before income taxes	(119,021)	(181,314)	(53,109)	(95,674)

Income tax (benefit) expense	(22,040)	(5,757)	(4,963)	42,583

Loss from continuing operations	$(96,981)	$(175,557)	$(48,146)	$(138,257)

(Loss) earnings from discontinued operations, net of income taxes	(13,428)	(1,714)	2,178	(16,278)

Net loss	$(110,409)	$(177,271)	$(45,968)	$(154,535)

Loss from continuing operations per Class A Nonvoting Common Share:
Basic	$(1.89)	$(3.40)	$(0.93)	$(2.70)
Diluted	$(1.89)	$(3.40)	$(0.93)	$(2.70)

Loss from continuing operations per Class B Nonvoting Common Share:
Basic	$(1.89)	$(3.40)	$(0.95)	$(2.71)
Diluted	$(1.89)	$(3.40)	$(0.95)	$(2.71)

(Loss) earnings from discontinued operations per Class A Nonvoting Common Share:
Basic	$(0.26)	$(0.03)	$0.04	$(0.32)
Diluted	$(0.26)	$(0.03)	$0.04	$(0.32)

(Loss) earnings from discontinued operations per Class B Voting Common Share:
Basic	$(0.26)	$(0.03)	$0.05	$(0.32)
Diluted	$(0.26)	$(0.03)	$0.05	$(0.32)

Loss per Class A Nonvoting Common Share:
Basic	$(2.15)	$(3.43)	$(0.89)	$(3.02)
Diluted	$(2.15)	$(3.43)	$(0.89)	$(3.02)
Dividends	$0.195	$0.19	$0.78	$0.76

Loss per Class B Voting Common Share:
Basic	$(2.15)	$(3.43)	$(0.90)	$(3.03)
Diluted	$(2.15)	$(3.43)	$(0.90)	$(3.03)
Dividends	$0.195	$0.19	$0.76	$0.74

Weighted average common shares outstanding (in thousands):
Basic	51,250	51,689	51,866	51,330
Diluted	51,250	51,689	51,866	51,330

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	July 31, 2014	July 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$81,834	$91,058
Accounts receivable—net	177,648	169,261
Inventories:
Finished products	73,096	64,544
Work-in-process	17,689	14,776
Raw materials and supplies	22,490	15,387
Total inventories	113,275	94,707
Assets held for sale	49,542	119,864
Prepaid expenses and other current assets	41,543	37,600
Total current assets	463,842	512,490
Other assets:
Goodwill	515,004	617,236
Other intangible assets	91,014	156,851
Deferred income taxes	27,320	8,623
Other	22,314	21,325
Property, plant and equipment:
Cost:
Land	7,875	7,861
Buildings and improvements	101,866	91,471
Machinery and equipment	288,409	266,787
Construction in progress	12,500	11,842
	410,650	377,961
Less accumulated depreciation	276,479	255,803
Property, plant and equipment—net	134,171	122,158
Total	$1,253,665	$1,438,683
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$61,422	$50,613
Accounts payable	88,099	82,519
Wages and amounts withheld from employees	38,064	42,413
Liabilities held for sale	10,640	34,583
Taxes, other than income taxes	7,994	8,243
Accrued income taxes	7,893	7,056
Other current liabilities	35,319	36,806
Current maturities on long-term debt	42,514	61,264
Total current liabilities	291,945	323,497
Long-term obligations, less current maturities	159,296	201,150
Other liabilities	69,348	83,239
Total liabilities	520,589	607,886
Stockholders’ investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 47,704,196 and 48,408,544 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	311,811	306,191
Earnings retained in the business	452,057	538,512
Treasury stock—3,477,291 and 2,626,276 shares, respectively of Class A nonvoting common stock, at cost	(93,337)	(69,797)
Accumulated other comprehensive income	64,156	56,063
Other	(2,159)	(720)
Total stockholders’ investment	733,076	830,797
Total	$1,253,665	$1,438,683

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	July 31, 2014	July 31, 2013
Operating activities:
Net loss	$(45,968)	$(154,535)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,598	48,725
Non-cash portion of restructuring charges	566	3,699
Non-cash portion of stock-based compensation expense	5,214	1,736
Impairment charges	148,551	204,448
Loss on write-down of assets held for sale	—	15,658
Loss on sales of businesses	1,238	3,138
Deferred income taxes	(30,419)	21,630
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	(3,600)	1,535
Inventories	(12,608)	2,440
Prepaid expenses and other assets	(278)	5,036
Accounts payable and accrued liabilities	(20,508)	(2,285)
Income taxes	6,634	(7,722)
Net cash provided by operating activities	93,420	143,503

Investing activities:
Purchases of property, plant and equipment	(43,398)	(35,687)
Acquisition of business, net of cash acquired	—	(301,157)
Sales of businesses, net of cash retained	54,242	10,178
Other	(637)	900
Net cash provided by (used in) investing activities	10,207	(325,766)

Financing activities:
Payment of dividends	(40,487)	(39,243)
Proceeds from issuance of common stock	12,113	20,324
Purchase of treasury stock	(30,581)	(5,121)
Proceeds from borrowings on notes payable	63,000	220,000
Repayment of borrowings on notes payable	(60,000)	(181,000)
Proceeds from borrowings on line of credit	10,334	11,613
Repayment of borrowings on line of credit	(2,398)
Principal payments on debt	(61,264)	(61,264)
Income tax benefit from the exercise of stock options and deferred compensation distributions, and other	(6,104)	1,631
Net cash used in financing activities	(115,387)	(33,060)

Effect of exchange rate changes on cash	2,536	481

Net decrease in cash and cash equivalents	(9,224)	(214,842)
Cash and cash equivalents, beginning of period	91,058	305,900

Cash and cash equivalents, end of period	$81,834	$91,058

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$14,594	$17,162
Income taxes, net of refunds	33,043	34,030
Acquisitions:
Fair value of assets acquired, net of cash	$—	$168,724
Liabilities assumed	—	(37,747)
Goodwill	—	170,180
Net cash paid for acquisitions	$—	$301,157

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in Thousands)

	Fiscal 2014					Fiscal 2013
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$209,546	$194,732	$206,448	$214,397	$825,123	$162,393	$168,234	$197,417	$211,071	$739,115
Workplace Safety	97,984	96,462	103,129	102,336	399,911	109,622	104,468	105,066	99,521	418,677
Total	$307,530	$291,194	$309,577	$316,733	$1,225,034	$272,015	$272,702	$302,483	$310,592	$1,157,792

SALES INFORMATION
ID Solutions
Organic	3.3%	2.5%	4.8%	1.2%	2.9%	0.9%	1.8%	(1.9)%	2.3%	0.8%
Currency	(0.3)%	(0.5)%	(0.2)%	0.4%	(0.2)%	(2.4)%	(0.5)%	(1.0)%	0.2%	(1.0)%
Acquisitions	26.0%	13.8%	—%	—%	8.9%	0.4%	11.1%	25.3%	28.2%	16.3%
Total	29.0%	15.8%	4.6%	1.6%	11.6%	(1.1)%	12.4%	22.4%	30.7%	16.1%
Workplace Safety
Organic	(10.0)%	(6.8)%	(1.9)%	0.9%	(4.6)%	(3.3)%	(7.0)%	(9.0)%	(8.6)%	(7.0)%
Currency	(0.6)%	(0.9)%	0.1%	1.9%	0.1%	(2.3)%	0.4%	(1.1)%	0.1%	(0.7)%
Acquisitions	—%	—%	—%	—%	—%	5.8%	5.1%	5.0%	—%	4.0%
Total	(10.6)%	(7.7)%	(1.8)%	2.8%	(4.5)%	0.2%	(1.5)%	(5.1)%	(8.5)%	(3.7)%
Total Company
Organic	(2.1)%	(1.1)%	2.5%	1.1%	0.2%	(0.8)%	(1.8)%	(4.8)%	(2.1)%	(2.4)%
Currency	(0.4)%	(0.6)%	(0.2)%	0.9%	(0.1)%	(2.4)%	(0.1)%	(1.0)%	0.1%	(0.8)%
Acquisitions	15.6%	8.5%	—%	—%	5.7%	2.6%	8.6%	17.0%	16.9%	11.3%
Total	13.1%	6.8%	2.3%	2.0%	5.8%	(0.6)%	6.7%	11.2%	14.9%	8.1%

SEGMENT PROFIT
ID Solutions	$50,967	$37,526	$44,302	$43,334	$176,129	$44,580	$34,643	$46,787	$48,379	$174,389
Workplace Safety	18,374	14,668	14,771	18,425	66,238	27,829	23,600	23,453	20,360	95,242
Total	$69,341	$52,194	$59,073	$61,759	$242,367	$72,409	$58,243	$70,240	$68,739	$269,631
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	24.3%	19.3%	21.5%	20.2%	21.3%	27.5%	20.6%	23.7%	22.9%	23.6%
Workplace Safety	18.8%	15.2%	14.3%	18.0%	16.6%	25.4%	22.6%	22.3%	20.5%	22.7%
Total	22.5%	17.9%	19.1%	19.5%	19.8%	26.6%	21.4%	23.2%	22.1%	23.3%

	Fiscal 2014					Fiscal 2013
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Total segment profit	$69,341	$52,194	$59,073	$61,759	$242,367	$72,409	$58,243	$70,240	$68,739	$269,631
Unallocated amounts:
Administrative costs	(32,813)	(29,524)	(29,267)	(28,411)	(120,015)	(29,174)	(34,513)	(30,765)	(27,242)	(121,693)
Restructuring charges	(6,839)	(4,324)	(3,039)	(810)	(15,012)	—	(1,933)	(8,540)	(15,573)	(26,046)
Impairment charges	—	—	—	(148,551)	(148,551)	—	—	—	(204,448)	(204,448)
Investment and other income	761	255	872	514	2,402	396	898	1,133	1,097	3,523
Interest expense	(3,721)	(3,676)	(3,381)	(3,522)	(14,300)	(4,163)	(4,406)	(4,186)	(3,887)	(16,641)
Earnings (loss) from continuing operations before income taxes	$26,729	$14,925	$24,258	$(119,021)	$(53,109)	$39,468	$18,289	$27,882	$(181,314)	$(95,674)

GAAP TO NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Statements of Earnings data. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Loss from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2014	2013	2014	2013
Loss from Continuing Operations Before Income Taxes (GAAP measure)	$(119,021)	$(181,314)	$(53,109)	$(95,674)
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	1,530
Selling, general and administrative:
Reversal of restricted stock grant expense	—	(4,232)	—	(4,232)
PDC acquisition-related expenses	—	—	—	3,600
Non-cash income tax charges	—	—	—	—
Restructuring charges	810	15,573	15,012	26,046
Impairment charges	148,551	204,448	148,551	204,448
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$30,340	$34,475	$110,454	$135,718

Income Taxes on Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Statements of Earnings data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2014	2013	2014	2013
Income Taxes on Continuing Operations (GAAP measure)	$(22,040)	$(5,757)	$(4,963)	$42,583
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	581
Selling, general and administrative:
Reversal of restricted stock grant expense	—	(1,608)	—	(1,608)
PDC acquisition-related expenses	—	—	—	641
Non-cash income tax charges	—	(3,976)	—	(28,976)
Restructuring charges	230	4,337	4,751	7,157
Impairment charges	31,157	12,892	31,157	12,892
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$9,347	$5,888	$30,945	$33,270

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Statements of Earnings data. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Loss from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2014	2013	2014	2013
Net Loss from Continuing Operations (GAAP measure)	$(96,981)	$(175,557)	$(48,146)	$(138,257)
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	949
Selling, general and administrative:
Reversal of restricted stock grant expense	—	(2,624)	—	(2,624)
PDC acquisition-related expenses	—	—	—	2,959
Non-cash income tax charges	—	3,976	—	28,976
Restructuring charges	580	11,236	10,261	18,889
Impairment charges	117,394	191,556	117,394	191,556
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$20,993	$28,587	$79,509	$102,448

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Loss from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended July 31,		Year Ended July 31,
	2014	2013	2014	2013
Net Loss from Continuing Operations Per Diluted Class A Nonvoting Share (GAAP measure)	$(1.89)	$(3.40)	$(0.93)	$(2.70)
Cost of goods sold:
Purchase accounting expense related to inventory	—	—	—	0.02
Selling, general and administrative:
Reversal of restricted stock grant expense	—	(0.05)	—	(0.05)
PDC acquisition-related expenses	—	—	—	0.06
Non-cash income tax charges	—	0.08	—	0.56
Restructuring charges	0.01	0.22	0.20	0.37
Impairment charges	2.29	3.71	2.29	3.71
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Share Excluding Certain Items (non-GAAP measure)	$0.41	$0.55	$1.53	$1.98